UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 13, 2017

Hilton Grand Vacations Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37794	81-2545345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6355 MetroWest Boulevard, Suite 180 Orlando, Florida	32835
(Address of principal executive offices)	(Zip Code)

(407) 722-3100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Michael D. Brown

On April 14, 2017, Michael D. Brown informed Hilton Grand Vacations Inc. (the “Company”) that he was resigning as the Company’s Executive Vice President and Chief Operating Officer effective April 17, 2017. Mr. Brown was one of the named executive officers of the Company.

CEO Compensation Arrangement; Severance Agreements with CEO and Other Executive Officers

Following the spin-off of the Company from Hilton Worldwide Holdings Inc., the Compensation Committee of the Board of Directors of the Company (the “Committee”) evaluated the compensation, severance arrangements, change-in-control benefits and/or other terms related to the employment of Mark D. Wang, the Company’s President and Chief Executive Officer, and other key executive officers of the Company. After due consideration, on April 17, 2017, the Committee approved the following matters:

CEO Employment Letter

On April 17, 2017, the Company entered into an employment letter agreement (the “Agreement”) with Mr. Wang. Pursuant to the Agreement, Mr. Wang will continue to serve as the Company’s President and Chief Executive Officer and as an officer and/or director of one or more of the Company’s subsidiaries or other affiliates as directed by the Company’s Board of Directors (the “Board”). Either the Company or Mr. Wang may terminate the employment arrangement at any time, for any reason or no reason, with or without cause, subject to a severance agreement described below. Pursuant to the Agreement, Mr. Wang will be paid an annual base salary of $900,000, subject to upward adjustment from time to time by the Committee. Mr. Wang is eligible to earn annual bonus awards (the “Annual Bonus”) under the Company’s annual cash bonus incentive plan (the “Bonus Plan”) based upon the achievement of performance targets established by the Committee. For 2017, Mr. Wang’s target annual bonus opportunity is 150% of his base salary, and his maximum annual bonus opportunity is 300% of his base salary. Commencing in 2018 and in future years, Mr. Wang will be eligible to participate in the Bonus Plan at a level commensurate with that of other Company senior executive officers. Mr. Wang is also eligible to participate in any Company long-term incentive plan or program, with any such awards being granted under the Hilton Grand Vacations Inc. 2017 Omnibus Stock Incentive Plan or a successor plan (the “2017 Plan”), as well as the Company’s Executive Deferred Compensation Plan. The Company will also provide Mr. Wang with benefits generally available to its other employees, including health and welfare benefit and retirement plans.

Mr. Wang currently serves as a member of the Board, and it is expected he will continue to be nominated to serve as a director, subject to the fiduciary duties of the Board and the Nominating and Corporate Governance Committee of the Board, and compliance with applicable governance charters, guidelines, processes and procedures of the Company. Additionally, Mr. Wang may join up to two non-competing public and/or private corporation boards of directors, subject to prior notice and approval by the Board.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Severance Agreements

On April 17, 2017, the Company entered into a severance agreement (each, a “Severance Agreement”) with each of Messrs. Wang, James E. Mikolaichik, Executive Vice President and Chief Financial Officer, Stan R. Soroka, Executive Vice President and Chief Customer Officer, and Ms. Barbara L. Hollkamp, Executive Vice President and Chief Human Resources Officer (each an “Executive” and collectively the “Executives”). Under the terms of each Severance Agreement, if the Executive is terminated by the Company without “cause,” or if the Executive terminates his or her employment for “good reason” (each, a “qualifying termination”) (including, but not limited to, a qualifying termination within 24 months after a change in control), then, he or she will be eligible to receive a severance payment amount determined based on the employee’s position and then-current base salary and target bonus. In the case of Mr. Wang, his Severance Agreement includes certain additional basis of “good reason,” including, without limitation, Mr. Wang not being the most senior executive officer of the Company, the failure to nominate him to the Board or his removal from the Board. In addition, prior to any termination by the Company for “cause,” Mr. Wang is entitled to receive prior written notice and an opportunity to discuss the basis of such finding by the Board prior to its vote to terminate him for “cause,” as well as a cure period for certain types of “cause.” Severance payments are conditioned upon the Executive’s execution and non-revocation of a release of claims against the Company, continued compliance with certain restrictive covenants for a period of 24 months following termination, and compliance with indefinite covenants covering confidentiality and non-disparagement.

Under the terms of the Severance Agreements, upon a qualifying termination, the Executives will be eligible to receive a severance payment amount equal to the sum of (a) 2.5 times his annual base salary and his target bonus, in the case of Mr. Wang, and (b) 2.0 times his or her annual base salary and his or her target bonus, in the case of the other Executives. Severance payments will be paid in periodic installments over 24 months, subject to certain limitations, including partial payment of the severance amount in a lump sum equal to the excess of the severance payment over a “separation pay limit” (2 times the lesser of the Executive’s annualized compensation for the year prior to termination and the maximum compensation that may be taken into account under a tax-qualified retirement plan under Section 401(a)(17) of the Internal Revenue Code of 1986, as amended, for the year in which termination occurs. In addition, upon a qualifying termination, each Executive will be entitled to receive certain accrued and earned, but unpaid, remuneration due to the Executive through the termination date, including, without limitation, accrued salary, earned bonus, reimbursable expenses, and accrued but unused vacation. Each Executive is also entitled to certain continued health and welfare benefits following a qualifying termination.

The Executives will also be entitled to the same level of severance as described above upon a qualifying termination in connection with a change in control, except that severance may be reduced if doing so would result in the Executive realizing a better after-tax result following the imposition of any applicable parachute-tax provisions under Internal Revenue Code Section 4999.

Each Executive’s rights with respect to any equity awards granted to him or her under the 2017 Plan, including, without limitation, any accelerated vesting or similar benefits, will be determined in accordance with the 2017 Plan and applicable award agreements. However, in the case of Mr. Wang, in the event of a termination of his employment due to a qualifying termination and a change in control has not occurred, (i) any portion of any equity awards granted to Mr. Wang under the 2017 Plan that would have vested within 24 months from the termination date of a qualifying termination, in accordance with the original terms of the existing equity award agreements, will accelerate and vest immediately as of such termination date; (ii) with respect to any portion of the equity awards granted to Mr. Wang under the 2017 Plan that are stock options and that have vested in accordance with their original terms or in accordance with the terms of clause (i), Mr. Wang shall be entitled to exercise any vested stock options for a period ending on the earlier of (A) the expiration of the original term of such applicable stock option or (B) 24 months from such termination date; and (C) any restricted stock units or other similar equity awards granted to Mr. Wang under the 2017 Plan that have vested in accordance with the terms of clause (i) shall be paid within 70 days following such termination date to the extent required by Section 409A of the Internal Revenue Code of 1986, as amended. The foregoing provision applicable to Mr. Wang will deem to amend any existing equity award agreements applicable to him and will also be reflected in any future equity award agreements that the Company enters into with Mr. Wang.

The foregoing summary of the Severance Agreements is not complete and is qualified in its entirety by reference to the full text of such agreements for each of the Executives, copies of which are attached as Exhibit 10.2 through 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 10.1	Employment Letter Agreement, dated April 17, 2017, between Mark D. Wang and Hilton Grand Vacations Inc.

Exhibit 10.2	Severance Agreement, dated April 17, 2017, between Mark D. Wang and Hilton Grand Vacations Inc.

Exhibit 10.3	Severance Agreement, dated April 17, 2017, between James E. Mikolaichik and Hilton Grand Vacations Inc.

Exhibit 10.4	Severance Agreement, dated April 17, 2017, between Stan R. Soroka and Hilton Grand Vacations Inc.

Exhibit 10.5	Severance Agreement, dated April 17, 2017, between Barbara L. Hollkamp and Hilton Grand Vacations Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILTON GRAND VACATIONS INC.

By:	/s/ Charles R. Corbin
Charles R. Corbin
Executive Vice President, General Counsel and Secretary

Date: April 17, 2017

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Employment Letter Agreement, dated April 17, 2017, between Mark D. Wang and Hilton Grand Vacations Inc.

Exhibit 10.2	Severance Agreement, dated April 17, 2017, between Mark D. Wang and Hilton Grand Vacations Inc.

Exhibit 10.3	Severance Agreement, dated April 17, 2017, between James E. Mikolaichik and Hilton Grand Vacations Inc.

Exhibit 10.4	Severance Agreement, dated April 17, 2017, between Stan R. Soroka and Hilton Grand Vacations Inc.

Exhibit 10.5	Severance Agreement, dated April 17, 2017, between Barbara L. Hollkamp and Hilton Grand Vacations Inc.